Exhibit 10.14

LEASE

between

RNM TECHNOLOGY DRIVE, L.P.,

a California limited partnership

as LANDLORD

and

INTUITIVE SURGICAL, INC.,

a Delaware corporation

as TENANT

July 16, 2001
1.	Summary and Definitions	1
2.	Demise	2
3.	Acceptance of Premises	2
4.	Rent	3
5.	Security Deposit	3
6.	Services and Utilities	4
7.	Use of Premises	4
8.	Brokers	5
9.	Tenant's Taxes	5
10.	Alterations, Repairs and Maintenance	6
11.	Liens	8
12.	Entry	9
13.	Indemnification and Exculpation	9
14.	Insurance	10
15.	No Subrogation	11
16.	Damage or Destruction	11
17.	Condemnation	12
18.	Defaults and Remedies	12
19.	Encumbrances, Assignment and Subletting	15
20.	Subordination	16
21.	Estoppel Certificate	17
22.	Signs	17
23.	Surrender of Premises	17
24.	Professional Fees	18
25.	General Provisions	18
ADDENDUM	1
26.	Parking	1
27.	Tenant's Extension Option	1
28.	Hazardous Material	4
29.	Common Areas	6

EXHIBITS
Exhibit A	LEASE DEFINITIONS
Exhibit B	PREMISES
Exhibit C	TENANT IMPROVEMENT CONSTRUCTION AGREEMENT
Exhibit D	SAMPLE FORM OF OPENING/CLOSING CERTIFICATE
Exhibit E	SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE
Exhibit F	RULES AND REGULATIONS
Exhibit G	LIST OF HAZARDOUS MATERIALS

LEASE

RNM Technology Drive, L.P., a California Limited Partnership ("Landlord"), and Intuitive Surgical, Inc., a Delaware corporation ("Tenant"), agree as follows as of July 16, 2001.

  Summary and Definitions. The following definitions and those in Exhibit A apply in this Lease:

    Premises.

        The space within the building located at 950 Kifer Road, Sunnyvale, California (the "Building"), comprised of approximately 82,988 square feet of Rentable Area and depicted as the Premises on Exhibit B. The Premises are part of a Project comprised of one (1) building, parking areas and Common Areas.

        The Premises shall be expanded to include the remaining approximately 22,297 square feet of Rentable Area within the Building (the "Expansion Space") on January 1, 2004, without the necessity of notice by either party, provided that possession of the Expansion Space has been delivered to Tenant and the Expansion Space is broom clean and in good condition and repair. Landlord covenants to deliver the Expansion Space in such condition on January 1, 2004, but in any event no later than April 1, 2004, and the date of such delivery is referred to herein as the "Expansion Date". Upon the Expansion Date, Base Rent, Tenant's Share of Operating Expenses, and other provisions of this Lease based upon the number of square feet of Rentable Area shall be adjusted to reflect the expansion of the Premises, and the Premises shall be deemed to consist of the 105,285 square feet of Rentable Area within the Building.

        The Rentable Areas set forth in this Lease shall be binding on the parties for purposes of this Lease.

    Term.

        The Term shall commence on January 1, 2002 (the "Commencement Date"). Notwithstanding the foregoing, Tenant shall have the right to early occupancy of the Premises commencing October 1, 2001, without the payment of rent or any other charges except as provided in Exhibit C, but subject to all other terms and conditions of this Lease.

        The Term shall end at 11:59 p.m. on April 30, 2007 (the "Termination Date"). The Termination Date shall not be in any way extended or advanced except pursuant to the provisions herein.

    Base Rent. Base Rent per month shall be $165,976 ($2.00 per square foot of Rentable Area per month) and shall increase by 3% on each January 1 commencing January 1, 2003. Notwithstanding the above, Tenant shall not be responsible to pay Base Rent accruing prior to April 1, 2002 (the "Rent Commencement Date") or to pay Base Rent for the month of March 2003. The schedule of Base Rent payable hereunder shall be as follows assuming the Expansion Date is January 1, 2004:

Months	Base Rent
1/1/02 to 3/31/02	$ 0
4/1/02 to 12/31/02	$165,976.00
1/1/03 to 2/29/03	$170,955.28
3/1/03 to 3/31/03	$ 0
4/1/03 to 12/31/03	$170,955.28
1/1/04 to 12/31/04	$223,393.71
1/1/05 to 12/31/05	$230,095.52
1/1/06 to 12/31/06	$236,998.38
1/1/07 to 4/30/07	$244,108.33

    Tenant's Share. 78.82% of the Building, increasing to 100% on the Expansion Date.

    Use. The Premises shall be used and occupied only for the purpose of general office, research and development, laboratory, including laboratory demonstrations and training using robotic equipment on cadavers and animals, light manufacturing and distribution and for no other purpose whatsoever.

    Security Deposit. Cash in an amount equal to $244,000.

    Brokers. Grubb & Ellis as Landlord's representative and Equis Corporation as Tenant's representative.

    Exhibits. Exhibits A, B, C, D, E, F, and G.

  Demise. For the Term, Landlord leases the Premises to Tenant and Tenant leases the same from Landlord, all upon and subject to the terms, covenants and conditions of this Lease.

  Acceptance of Premises. Landlord shall deliver the Premises and the Expansion Space to Tenant in broom-clean condition and with the HVAC system serving the Premises in good working order. Except for the foregoing, Tenant accepts the Premises (and the Expansion Space) in their current condition, AS-IS, and WITH ALL FAULTS. Tenant acknowledges the Premises are suitable for Tenant's purposes, and that the Building, the Common Areas and the Premises are in good and satisfactory condition. If Tenant fails to provide written notice to Landlord of any defect in the HVAC system serving the Premises within ninety (90) days following the Commencement Date (or the date of delivery of the Expansion Space, as applicable), then Tenant shall be deemed to have accepted the HVAC system and waived any defect therein.

  Rent. All amounts due hereunder from Tenant to Landlord, whether designated as Base Rent, Additional Rent, late charges, interest or otherwise, shall be deemed "rent" hereunder. From the Rent Commencement Date, Tenant will pay Landlord, without prior notice, demand, offset or deduction (except as specifically set forth herein), the following rent:

    Base Rent. Subject to the provisions of Paragraph 25.10, Tenant will pay the Base Rent (prorated for any partial month) in advance on the first day of each month during the term hereof, except that Base Rent for the first full month of the Lease Term for which Base Rent is payable shall be due upon execution of the Lease.

    Additional Rent. Tenant shall pay Tenant's Share of Operating Expenses accruing on and after the Rent Commencement Date, subject to Tenant's obligations with respect to utility costs during the construction period as provided in Exhibit C. The terms "Tenant's Share" and "Operating Expenses" are defined in Exhibit A. For partial years, Operating Expenses will be calculated on a full-year basis, and then prorated. Tenant shall pay monthly installments of Additional Rent on the first day of each month, in amounts specified in good faith by Landlord from time to time, which, by the end of each calendar year (or by the Termination Date, if earlier), will total Landlord's estimate of Additional Rent paid for such year. As soon as is reasonably practicable after the end of each calendar year during which Tenant paid Additional Rent based on Landlord's estimates as provided above, Landlord will furnish Tenant a statement of Operating Expenses for such year. Any amounts owing for that year shall, within thirty (30) days, be paid by Tenant to Landlord. Any amounts overpaid shall, at Landlord's option, be credited against the next installment(s) of estimated Additional Rent due from Tenant, or be refunded to Tenant. Within ninety (90) days after receipt of Landlord's statement and provided an Event of Default with respect to the Tenant is not then occurring, Tenant shall have the right to audit at Landlord's local offices, at Tenant's expense, Landlord's accounts and records relating to Operating Expenses for the prior year. Such audit shall be conducted pursuant to a commercially reasonable audit confidentiality agreement, and, if conducted by a third party, such third party shall not be compensated for such audit services on a contingency basis. If such audit reveals that Landlord has overcharged Tenant for Operating Expenses, the amount overcharged shall be paid to Tenant within thirty (30) days after the audit is concluded, together with interest thereon at the rate of 10% per annum, from the date the statement was delivered to Tenant until payment of the overcharge is made to Tenant. In addition, if the audit indicates that the statement exceeds the actual Operating Expenses which should have been charged to Tenant by more than 5%, the cost of the audit shall be paid by Landlord. The parties' obligations with respect to payment or refund of any deficiency or overpayment shall survive termination or expiration of this Lease.

  Security Deposit. To secure its obligations under this Lease, Tenant will provide to Landlord the Security Deposit upon execution of this Lease. Tenant hereby grants to Landlord a security interest in and to the Security Deposit to secure Tenant's obligations under this Lease. In the event of Tenant's default as provided in Paragraph 18 of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit to the extent required to satisfy Tenant's obligations hereunder including without limitation the payment of any Base Rent, Additional Rent, interest, late charges or any other sum in default, or for the payment of any other amount which Landlord may reasonably spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, including, without limitation, costs and attorneys' fees incurred by Landlord to recover possession of the Premises following a default by Tenant hereunder, all without prejudice to any other right or remedy Landlord may have against Tenant. If the Security Deposit or any portions thereof are so used, then Tenant shall within thirty (30) days after its receipt of a written demand from Landlord deposit cash in an amount sufficient to restore the cash Security Deposit to its original sum, and Tenant's failure to so restore the Security Deposit shall be deemed an event of default under Paragraph 18 of this Lease without further notice or cure period. Landlord may commingle the Security Deposit with Landlord's other funds. In the event of bankruptcy or other insolvency proceedings filed by or against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the effective date of such proceedings. At the termination of this Lease, Landlord shall return any remaining Security Deposit without interest upon receipt of Tenant's forwarding address, or as provided by law, whichever is later (but in no event later than thirty (30) days after the date of termination of this Lease). Tenant shall not assign or encumber the Security Deposit, or attempt to do so, and Landlord shall not be bound by any such assignment or encumbrance.

  Services and Utilities. Tenant shall contract for, and pay for, janitorial services for the Premises using such janitorial contractor as Landlord shall approve, which approval shall not be unreasonably withheld, conditioned or delayed. If separately metered or provided, Tenant shall pay prior to delinquency for all water, gas, light, heat, power, electricity, telephone, janitorial service, trash pick-up, sewer charges, and all other services supplied to Tenant or consumed on the Premises, and all taxes and surcharges thereon. If such utilities are not separately metered, then Tenant's shall reimburse Landlord for the cost of such utilities based upon Landlord's good faith estimate taking into account historical usage by existing tenants of the Building. Tenant shall pay to Landlord Tenant's Share of the cost of all utilities supplied in connection with the operation of the Common Areas.. Tenant shall pay to Landlord, as part of Additional Rent, utility costs in arrears within thirty (30) days following invoices from Landlord.

  Use of Premises. Tenant will use and occupy the Premises only for the uses set forth in Paragraph 1.5 and only to the extent such uses comply with Laws and otherwise conform to the provisions of this Lease. Tenant acknowledges that it is solely responsible for determining if applicable Laws permit Tenant's anticipated uses within the Premises and that it is not a condition to the effectiveness of this Lease that Tenant's uses are permitted by Laws. Tenant may not store or hold cadavers or animals (live or dead) within the Premises overnight. Tenant shall not permit any of its animals to be outside the Premises. Subject to the waiver set forth in Paragraph 15 and to the provisions of Paragraph 16, Tenant will pay for any damage to any part of the Premises or Building or Project caused by any negligence or willful act by Tenant or Tenant's employees, agents, contractors or invitees. Tenant will comply with the Building's Rules and Regulations as promulgated by Landlord from time to time, and Tenant will not cause anywhere in the Building or Project, or permit in the Premises, (i) any activity or thing contrary to applicable law, ordinance, regulation, restrictive covenant, or insurance regulation whether now in force or hereafter in force; or which is in any way extra-hazardous or could jeopardize the coverage of normal insurance policies or increase their cost; (ii) waste or nuisance, or any activity causing noise, vibration, or odors which disturbs or disrupts other tenants within the Building; (iii) cooking or heating food, except for incidental use, solely for Tenant's employees, of microwave ovens and beverage-brewing devices, provided that the foregoing do not use a flame and are approved by Underwriters Laboratories for residential use; (iv) overloading the floors or the structural or mechanical systems of the Building; or (v) obstruct or interfere with the rights of other tenants or users of the Building or the Project. Tenant shall not erect or place any item in or upon the Common Areas, except as expressly permitted herein. Tenant shall store its waste either inside the Premises or in its own dumpsters located within outside trash enclosures. Tenant shall not store, place or maintain any garbage, trash, rubbish, other refuse or Tenant's personal property in any area of the Common Area or exterior of the Premises at any time, except as provided in Paragraph 26. Tenant at its sole expense shall be responsible to maintain and keep the designated trash enclosures free of garbage, trash, rubbish, other refuse or personal property. Tenant shall at Tenant's sole cost and expense faithfully observe and promptly comply with all local, state and federal laws, statutes, ordinances and governmental resolutions, orders, rules, regulations and requirements (including, by way of example, building codes, Title 24, and the Americans With Disabilities Act of 1990) and with the requirements of any board of fire underwriters (or other similar body now or hereafter constituted) whether now in force or which may hereafter be in force with respect to Tenant's specific use, occupancy, modification or possession of the Premises, Tenant's business conducted in the Premises or the design, equipment condition, use or occupancy of the Premises by Tenant. Subject to the provisions of Paragraph 10.2(c), Tenant shall not be responsible for compliance with any laws, codes, ordinances or other governmental directives where such compliance is not related specifically to Tenant's specific use and occupancy of the Premises. For example, if any governmental authority should require any portion of the Project or the Premises to be structurally strengthened against earthquake, or should require the removal of Hazardous Materials from the Premises, and such measures are imposed as a general requirement applicable to all tenants rather than as a condition to Tenant's specific use or occupancy of the Premises, such work shall be performed by Landlord, and the cost thereof shall be an Operating Expense, subject to the exclusions set forth in Exhibit A. Tenant shall also comply with any covenant, condition or restriction affecting the Building or the Project. Landlord represents and warrants that, to the best of its knowledge, as of the date of this Lease, there are no CC&Rs applicable to the Project.

  Brokers. Landlord and Tenant warrant that they have had no dealing with any finder, broker or agent in connection with this Lease other than the Brokers. Tenant will indemnify, defend and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by any finder, broker or agent other than the Brokers based on dealings with Tenant with respect to this Lease. Landlord will be responsible for all commissions and fees payable to the Brokers, and shall indemnify, defend and hold Tenant harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by any finder, broker or agent based on dealings with Landlord with respect to this Lease.

  Tenant's Taxes. In addition to Tenant's obligations to pay Real Property Taxes as set forth in Section 4.2, Tenant shall be liable for and shall pay, before delinquency, all taxes levied or assessed against or attributable to any of Tenant's personal property, tenant improvements, or trade fixtures in the Premises. If any such taxes or value are included in Landlord's taxes, Landlord may pay them regardless of their validity (under proper protest, if requested by Tenant), and Tenant upon demand will reimburse Landlord. Landlord agrees to cooperate with Tenant with respect to any protest requested by Tenant, at Tenant's expense. As soon as practicable, Landlord agrees to cooperate with Tenant in pursuing a reassessment of the value of the Building for purposes of reducing the amount of Real Property Taxes on the Building.

  Alterations, Repairs and Maintenance.

    Repairs and Maintenance.

        Landlord shall, as an Operating Expense (except as excluded herein), promptly repair and maintain in first class condition and repair the exterior roof, including the roof membrane, exterior walls, skylights, foundations and structural portions of the Building and the Project and the improvements within the Common Areas, and any sidewalks, landscaping (including but not limited to irrigation systems and backflow prevention devices), Parking Areas, fences and signs located in the areas which are adjacent to the Building, and the components of the Building's systems (plumbing, electrical, and HVAC) located outside the Building. Subject to the waivers set forth in Paragraph 15 and to the provisions of Paragraph 16, and except as otherwise covered by insurance, to the extent any such maintenance and repairs are caused by the negligent act, neglect or omission of any duty by Tenant or Tenant's employees, agents, contractors or invitees, then Tenant shall pay to Landlord, as Additional Rent, the entire cost of such maintenance and repairs. Landlord shall not, however, be obligated to paint the interior surface of exterior walls, ceiling or doors, nor shall Landlord be required to maintain, repair or replace windows, doors, or plate glass. Tenant shall promptly notify Landlord in writing of any repair required to be made by Landlord within the Premises. Landlord shall have no obligation to alter, remodel, improve, repair (other than repair of structural or load-bearing walls), decorate or paint the interior walls of the Premises. Unless otherwise provided herein, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building, the Premises or parking areas or in or to fixtures, appurtenances and equipment therein. Tenant expressly waives the benefits of any statute (including, without limitation, the provisions of subsection 1 of Section 1932, Section 1941 and Section 1942 of the California Civil Code and any similar law, statute or ordinance now or hereafter in effect) which would otherwise afford Tenant the right to make repairs at Landlord's expense (or to deduct the cost of such repairs from rent due hereunder) or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

        In all other regards, Tenant, at Tenant's sole cost and expense, shall keep, maintain and preserve the Premises in first class condition and repair and shall, promptly make all non-structural repairs and replacements to the Premises and every part thereof, including but not limited to floors, ceilings, windows and doors (with any replacements of the same quality, specifications and finish as the existing windows and doors), interior walls, and the interior surfaces of the exterior walls, plumbing, heating, air conditioning and ventilating equipment within the Premises, telecommunications equipment and intrabuilding network cabling, fire/life safety systems, interior electrical and lighting facilities and equipment including circuit breakers and exterior lighting attached to the Premises. In the event Tenant fails to perform Tenant's obligations under this Section, Landlord shall give Tenant notice to do such acts as Landlord deems are reasonably required to so maintain the Premises. If Tenant, within fifteen (15) days after notice from Landlord, fails to commence to do the work and diligently prosecute it to completion, then Landlord shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expensed by Landlord shall be paid by Tenant promptly after demand as Additional Rent.

    Alterations.

        Tenant will not make or permit alterations, improvements or additions in or to the Premises (collectively "Alterations") without Landlord's prior, written consent, which shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Tenant shall be allowed to make Alterations to the Premises with estimated costs not to exceed $25,000 without such consent, provided only that such Alterations do not effect the exterior or structural portions of the Premises, do not adversely effect the building systems and are made in compliance with all Laws. Additionally, Landlord hereby consents to construction of the Tenant Improvements, subject to the provisions of Exhibit C. Tenant's request for any required consent shall be in writing, accompanied by proposed plans and specifications. With respect to any proposed Alterations with a estimated cost in excess of the Security Deposit then held by Landlord, Landlord may require Tenant to provide Landlord, at Tenant's cost and expense, a payment and performance bond, in an amount equal to the estimated cost of such Alterations in excess of the Security Deposit then held by Landlord, to insure Landlord against any liability for any mechanic's and materialmen's liens and to insure completion of the work. Alterations will be performed at Tenant's cost and expense. Any and all plans must be submitted to Landlord for approval, and building permits must be obtained prior to commencement of any construction remodeling. All alterations, additions and improvements constructed by Tenant shall remain the property of Tenant during the Lease Term and may be further altered or removed during the term of this Lease, subject to the provisions herein with respect to Alterations. Subject to Paragraph 23, at the expiration or sooner termination of the Lease Term, all alterations, additions, or improvements shall be surrendered to Landlord as a part of the realty and shall then become Landlord's property. Tenant will promptly notify Landlord of the value thereof for insurance and tax purposes. Notwithstanding the foregoing, Tenant shall be entitled to remove, in addition to its furniture, trade fixtures, equipment and other personal property, the following items: operating room lighting, laboratory benches and casework. Should Tenant make any Alterations in violation of such approval or the requirements of this Paragraph 10.2, Landlord may, at any time during the Term, either remove any part or all of the same on Tenant's behalf and at Tenant's expense, or require that Tenant do so.

        Tenant shall give Landlord written notice not less than ten (10) days prior to the commencement of any work in the Premises by or on behalf of Tenant, and Landlord shall have the right to post notices of non- responsibility in or on the Premises or the Building as provided by law. All Alterations, repairs and replacements by Tenant shall be made, constructed and installed in accordance with all applicable laws, rules and ordinances (and Tenant shall perform all work necessary to comply fully with all laws, ordinances and regulations necessitated by the Alterations, whether structural or non-structural, within or without the Premises) and the requirements of any insurance carrier, and shall be of a quality and class at least equal to the original work, performed in a good and workmanlike manner using grades of materials of a quality that is not less than that currently installed within the Premises. Tenant shall ensure that all work is performed in a manner that does not obstruct access to or through the Building or its common areas and that does not interfere either with other tenants' use of their premises or with any other work being undertaken in the Building. Before construction begins, Tenant shall deliver to Landlord reasonable evidence that damage to, or destruction of, the Alterations during construction will be covered either by the policies that Tenant is required to carry under Paragraph 14 or by a policy of builder's insurance in an amount reasonably acceptable to Landlord. If Landlord requires Tenant to provide builder's "all-risk" insurance for the proposed Alterations, Tenant shall provide to Landlord a copy of the policy, any endorsements, and an original certificate of insurance that complies with Paragraph 14. Tenant shall cause each contractor and subcontractor to maintain all workers' compensation insurance required by law and liability insurance (including property damage) in amounts reasonably required by Landlord. Tenant shall provide evidence of insurance to Landlord before construction begins Tenant will provide Landlord the opportunity to monitor all work. Tenant shall provide Landlord with permit drawings, job cards, as built sepia drawings (but only for work with a cost in excess of $25,000) and temporary certificates of occupancy for all Alterations promptly upon their completion. Should Tenant make any Alterations without Landlord's prior written approval as required herein, or in violation of such approval or the requirements of this Paragraph 10.2, Landlord may, at any time during the Term, either remove any part or all of the same on Tenant's behalf and at Tenant's expense, or require that Tenant do so.

        If during the term of this Lease, any Alteration, whether structural or otherwise to all or any portion of the Premises or Building is required by Law (including, but not limited to, alterations required by the Americans with Disabilities Act of 1990 or any amendments thereto or any regulations prorogated thereunder (collectively the "ADA") solely because of (i) Tenant's unique use or occupancy of the Premises or change of use or occupancy of the Premises, (ii) Tenant's application for any permit or governmental approval, (iii) Tenant's construction or installation of any leasehold improvements, trade fixtures or Alterations, (iv) any violation by Tenant of any Law (including any requirement of the ADA), (v) any special use of the Premises or any part thereof by Tenant or any subtenant or assignee of Tenant (including, but not limited to any use for a facility which constitutes, or if open to the public would generally constitute a "place of public accommodation" under the ADA requirements), or (vi) any special needs of the employees of Tenant or any assignee or subtenant of Tenant, then Tenant shall promptly make the same at its sole cost and expense. Within ten (10) days after receipt, Tenant shall notify Landlord in writing and provide Landlord with copies of (i) any notices alleging any violation of any Law relating to the Premises or Tenant's occupancy or use of the Premises, including any notices alleging violation of the Project or the ADA to any portion of the Project or the Premises; (ii) any claims made or threatened in writing regarding non-compliance with the ADA or any Law relating to the Project or the Premises; or (iii) any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA or any Law relating to any portion of the Project or the Premises.

  Liens. Tenant shall not permit any lien on any part of the Premises, Building or the Project allegedly resulting from any work or materials furnished or obligations incurred by or for Tenant. Tenant shall discharge any such lien of record immediately upon its filing or shall provide an adequate bond to protect Landlord's interest. Neither this Lease, nor any request or consent of Landlord to the labor, materials or obligations, is a consent to such a lien. Landlord may keep posted on the Premises any notices it deems necessary for protection from such liens. In the event Tenant fails to discharge any such lien or provide an adequate bond as required herein within thirty (30) days following Landlord's written demand, then Landlord may cause such liens to be released by any means it deems proper, including payment, at Tenant's expense and without affecting Landlord's rights.

  Entry. Subject to Tenant's reasonable security requirements, and upon not less than twenty-four (24) hours prior notice, Landlord may enter the Premises (or in any emergency or suspected emergency, at any time, without notice), to (a) inspect, test, maintain or make repairs, alterations and additions to the Building or the Premises as Landlord is required to perform hereunder, (b) provide any service which Landlord is now or hereafter obligated to furnish to tenants of the Building or the Project, or (c) show the Premises to prospective lenders, purchasers or tenants and, if they are vacated, to prepare them for reoccupancy. Tenant hereby waives any claim for abatement of rent or for damages for any injury, inconvenience to or interference, loss of occupancy or quiet enjoyment caused by Landlord's entry in compliance with this provision. Landlord shall at all times have keys to all doors to or in the Premises.

  Indemnification and Exculpation.

        Tenant will indemnify, defend and hold and save Landlord and its officers, directors, shareholders, partners and agents (each an "Indemnitee") harmless from all fines, suits, losses, costs, expenses, liabilities, claims, demands, actions, damages and judgments ("Liabilities") suffered by or recovered from the Indemnitee, of every kind and character, resulting from (i) the operation, condition, maintenance, use or occupancy of the Premises, (ii) any bodily injury, death or property damage occurring in or about the Premises, (iii) Tenant's or Tenant's agent's negligence or willful misconduct, or (iv) any breach or default in the performance in a timely manner of any obligation on Tenant's part to be performed under this Lease. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord; provided, however, that Tenant does not assume the risk of and does not waive any claims for Liabilities resulting from Landlord's negligence or willful misconduct, or from any breach or default by Landlord in its obligations under this Lease.

        If any proceeding is brought wherein Tenant is required to indemnify and defend an Indemniteee, Tenant shall retain counsel reasonably satisfactory to the indemnified party to defend the indemnified party at the indemnifying party's sole cost and expense. All such costs and expenses, including attorneys' fees and court costs, shall be a demand obligation owing by the indemnifying party to the indemnified party. The indemnifying party's obligations under this Paragraph 13 shall survive the termination or expiration of this Lease.

        Landlord shall indemnify, defend and hold and save Tenant and its, officers, directors, shareholders, partners and agents (each a "Tenant Indemnitee") harmless from all fines, suits, losses, costs, expenses, liabilities, claims, demands, actions, damages and judgments, suffered by or recovered from the Tenant Indemnitees, or every kind and character, resulting from (i) Landlord's breach or default in the performance in a timely manner of any of Landlord's obligations hereunder, and (ii) Landlord's or Landlord's agent's negligence or willful misconduct.

  Insurance. Tenant, during the term and any other period of occupancy, will, at its expense, maintain the following insurance coverage:

        Commercial General Liability insurance with a general aggregate limit of not less than $2,000,000.00, and an each occurrence limit of $1,000,000.00, for personal injury or death and property damage occurring in or about or related to the use of the Premises or Tenant's (or its agents, employees or representatives) use of the Building, Common Areas and Project and Tenant's indemnification obligations under Paragraph 13 above.

        "All Risk" insurance for the full replacement cost of all Tenant's property on the Premises and all fixtures and leasehold improvements in the Premises. Unless this Lease is terminated upon damage or destruction, the proceeds of such insurance will be used to restore the foregoing.

        Workers' Compensation (as required by state law), and Employer's Liability insurance in the amount of not less than $500,000.00.

        Business Interruption insurance to protect against any interruption or disturbance to Tenant's business conducted in the Premises for at least three (3) months.

  All policies required hereunder will be issued by carriers rated A-VII or better by Best's Key Rating Guide and licensed to do business in the State of California. The policies shall name Landlord, Landlord's partners and managing agent and any other person or entity that Landlord may designate from time to time as additional insureds, with primary coverage non-contributing to and not in excess of any insurance Landlord may carry, and shall provide that coverage cannot be cancelled except upon thirty (30) days prior written notice to Landlord. At least thirty (30) days prior to expiration of such policies, and promptly upon any other request by Landlord, Tenant shall furnish Landlord with copies of policies, or evidence of insurance, evidencing maintenance and renewal of the required coverage. In the event Tenant does not maintain said insurance, Landlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as Additional Rent the cost of said insurance plus a five percent (5%) administrative fee. If Landlord's lender, insurance advisor or counsel reasonably determines at any time that the amount of such coverage is not adequate and such determination is reasonably confirmed by Tenant's third-party insurance advisor, then Tenant shall increase such coverage to such amount as Landlord's lender, insurance advisor or counsel reasonably deems adequate. The limit of such insurance shall not limit the liability of Tenant.

  During the Term, Landlord shall insure the Building (excluding any property which Tenant is obligated to insure) against damage with "All-Risk" insurance (including earthquake as commercially reasonable) and commercial general liability insurance with combined single limits not less than $2,000,000 and with such deductibles as Landlord considers reasonably appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or its Mortgagees may determine advisable.

  If the acts or omissions of Tenant or Tenant's employees, agents, contractors or invitees, whether or not Landlord has consented to the same, increase the cost of Landlord's insurance, Tenant will pay the full cost of any such increase as additional rent.

  No Subrogation. The parties shall use their best commercial efforts to obtain property insurance policies affecting the Premises which include a clause or endorsement denying the insurer any rights of subrogation against the other party. Landlord and Tenant waive any rights or recovery against the other for any actually insured injury or loss and any injury or loss required to be insured against hereunder.

  Damage or Destruction. If the Premises or any part thereof are damaged by fire or other casualty, Tenant will promptly notify Landlord.

    Cancellation of Lease; Restoration of Building. If the Building or the Premises are damaged by fire or other casualty to the extent that substantial alteration or reconstruction with an estimated cost in excess of thirty-five percent (35%) of the replacement cost of the Building, Landlord may terminate this Lease by notifying Tenant within sixty (60) days after the later of the date the damage occurs, or the date Landlord is so notified by any holder ("Mortgagee") of a mortgage or deed of trust (blanket or otherwise) covering any part of the Building ("Mortgage"). In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days of receipt of the required notice to notify Landlord of Tenant's election to continue the Lease in full force and effect, and Tenant, at its expense (to the extent not covered by available insurance proceeds), shall proceed to make such repairs as soon as reasonably possible or Landlord may elect, in its sole discretion, to require Tenant to furnish evidence, within ten (10) days following Landlord's demand, reasonably satisfactory to Landlord of Tenant's ability to fund that portion of the cost of such repair or restoration which is not covered by insurance proceeds received, in which event Landlord shall proceed to make such repairs. If Tenant does not give such notice or provide such evidence within the ten (10) day period, this Lease shall be cancelled and terminated as of the date of the occurrence of such damage. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Paragraph 14 shall be paid to and become the property of Landlord in the event the Lease is terminated. If this Lease is not terminated, then within seventy-five (75) days after the fire or other casualty, Landlord will commence to repair and restore the Premises and any portion of the Building required for access to the Premises, and will diligently complete the same, but Landlord is not required (a) to expend more for such repair of the Premises than the net insurance proceeds (after any payment required under any Mortgage) reasonably allocable to the Premises, or (b) to rebuild, repair or replace any of Tenant's furniture, furnishings, fixtures or equipment removable by Tenant under the provisions of this Lease or which Tenant has insured or is required to insure under the provisions of this Lease. Within sixty (60) days following such substantial damage to the Building or Premises, Landlord shall notify Tenant whether or not such repair or restoration can reasonably be completed within one hundred eighty (180) days following such damage, and if Landlord notifies Tenant that it cannot be completed within such one hundred eighty (180) days, Tenant shall have thirty (30) days within which to provide written notice of termination of the Lease. If neither party terminates the Lease, pursuant to this Section 16.1 as a result of substantial casualty, Landlord will expeditiously obtain any necessary permits and approvals for repair or restoration and will promptly commence and diligently proceed with repair or restoration, and complete it as expeditiously as reasonably possible. In the event that Landlord fails to repair and restore the Premises within one hundred eighty (180) days following the date such damage is incurred, the Tenant may terminate the Lease by delivering written notice to Landlord within thirty (30) days following the expiration of said 180-day period.

    Abatement of Rent. Following any damage or destruction to the Premises, rent shall be abated while and to the extent the Premises are unfit for occupancy due to such damage or destruction. Except as expressly provided to the contrary in this Lease, this Lease will not terminate, and Tenant will not be entitled to damages or to any abatement of rent or other charges, as a result of a fire or other casualty, repair or restoration Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) which permit termination of a lease upon destruction of Premises, and any other present or future statute that may so permit.

  Condemnation. If all or substantially all of the Building or of the Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or is sold to the condemning authority in lieu of condemnation, then this Lease will terminate when physical possession is taken by the condemning authority. If a lesser but material portion of the Premises is thus taken or sold (, either party may terminate this Lease by notice to the other within sixty (60) days after the taking or sale, in which event this Lease will terminate when physical possession of the applicable portion of the Building or the Premises is taken by the condemning authority. If the Lease is not terminated, rent payable will be reduced by the amount allocable to any portion of the Premises so taken or sold, and Landlord, at its sole expense, will restore the affected portion of the Building to substantially its former condition as far as commercially feasible, but not beyond the work done by Landlord in originally constructing the affected portion of the Building and installing tenant improvements in the Premises. Landlord shall be entitled to receive all of the compensation awarded upon a taking of any part or all of the Building or Premises, including any award for any unexpired term of this Lease. Tenant may seek an award in separate proceedings for its personal property, trade fixtures and moving expenses.

  In the event of such taking or sale of the Premises or any part thereof for temporary use of not more than six (6) months, this Lease shall remain unaffected and rent shall not abate, and Tenant shall be entitled to such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that, if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations with respect to surrender of the Premises.

  To the extent that it is inconsistent with the provisions of this Paragraph 17, each party hereto hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition a court to terminate this Lease in the event of a partial taking of the Premises.

  Defaults and Remedies.

    Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default" and breach hereunder by Tenant:

      Tenant fails to make a payment within three (3) days after written notice of delinquency hereunder provided, however, that no Event of Default shall accrue under this subparagraph 18.1.1 until the tenth (10th) day following the date the payment was due hereunder; or

      Tenant fails to comply with any other obligation under this Lease and does not cure such failure within thirty (30) days after written notice; except that any failure to perform under Paragraph 20 or 21 of this Lease within the time period provided therein shall be deemed an Event of Default hereunder without further notice or cure period; or

      Tenant attempts any Assignment (as defined in Paragraph 19) prohibited by Paragraph 19; or

      Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, or files a petition under any Section or Chapter of the United States Bankruptcy Code or any similar law or statute; or an order for relief is entered with respect to Tenant or any Guarantor in any bankruptcy, reorganization or insolvency proceedings; or a pleading seeking such an order is not discharged or denied within sixty (60) days after its filing; or the taking of any action at the corporate or partnership level by Tenant to authorize any of the foregoing actions on behalf of Tenant; or a receiver or trustee is appointed for all or substantially all assets of Tenant or any guarantor or of the Premises or any of Tenant's property located thereon in any proceedings brought by Tenant or Guarantor, or any receiver or trustee is appointed in any proceeding brought against Tenant or Guarantor and not discharged within sixty (60) days after appointment or Tenant or Guarantor does not contest such appointment; or any part of Tenant's estate under this Lease is taken by process of law in any action against Tenant (but in the event that any provision of this Paragraph 18.1.4 is contrary to any applicable law, such provision shall be of no force or effect); or

      Tenant abandons the Premises; or

      Three (3) times within a year, Tenant fails to fulfill a material obligation under this Lease following notice by Landlord, even though Tenant may thereafter cure such failure within the time provided.

    Any notice specified above shall serve as, and not be in addition to, any notice required under California Code of Civil Procedure Section 1161 or otherwise regarding unlawful detainer actions.

    Remedies. On an Event of Default, Landlord may terminate this Lease by notice to Tenant, or continue this Lease in full force and effect, and/or perform Tenant's obligations on Tenant's behalf and at Tenant's expense.

      If and when this Lease is so terminated, all rights of Tenant and those claiming under it will terminate. In such event, Landlord may immediately recover from Tenant:

        The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

        The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

        The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

        Any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

      As used in Subsections (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the Prime Rate, plus four percent (4%) per annum (or at the maximum rate permitted by law, whichever is less). As used in Subsection (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Until Tenant confirms in writing that this Lease is terminated, Landlord's failure to relet the Premises shall not constitute a failure to mitigate damages.

      Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach, even if Tenant has abandoned the Premises, and enforce all of Landlord's rights and remedies under this Lease, including the right to recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

      Upon an Event of Default or when Tenant is no longer entitled to possession, Landlord may enter the Premises and dispose of Tenant's property as herein provided, and may perform Tenant's obligations hereunder on Tenant's behalf. Tenant will reimburse Landlord on demand for Landlord's attorneys' fees and other expenses in doing so. This Paragraph 18.2.3 shall survive expiration or termination of this Lease.

    Continuing Liability. No repossession, re-entering or reletting of the Premises or any part thereof by Landlord shall relieve Tenant or any Guarantor of its liabilities and obligations under this Lease except as provided by law.

    Remedies Cumulative. All rights and remedies of Landlord under this Lease will be non-exclusive of and in addition to any other remedies available to Landlord at law or in equity.

    No Waiver. Either party's failure to insist on strict compliance with any terms hereof or to exercise any right or remedy does not waive the same. Waiver of any agreement regarding any breach does not affect any subsequent or other breach, unless so stated. A receipt by Landlord of any rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be a waiver of the breach, and no waiver by Landlord of any violation or provision of this Lease shall be effective unless expressed in writing and signed by Landlord. Payment by Tenant or receipt by Landlord of a lesser amount than due under this Lease may be applied to such of Tenant's obligations as Landlord elects. No endorsement or statement on any check, and no accompanying letter, shall make the same an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy provided in this Lease.

  Encumbrances, Assignment and Subletting. Except upon Landlord's written consent, which shall not be unreasonably withheld, delayed, or conditioned or as otherwise permitted herein, Tenant may not assign, transfer, or encumber this Lease or any estate or interest herein, or permit the same to occur, or sublet or grant any right of occupancy for any part of the Premises, or permit such occupancy by any other parties other than Tenant and Tenant's employees or modify any agreement providing for any of the foregoing (the foregoing collectively referred to as "Transfer," and the other party thereto the "Transferee"). Any prohibited Transfer is voidable by Landlord.

    Conditions of Transfer. Landlord's consent to a Transfer may, without limitation, be conditioned on Landlord's determination that the Transferee's financial condition shall be sufficient to allow such Transferee to comply with the obligations of Tenant hereunder. Consent by Landlord to any Transfer shall not be a waiver of Landlord's rights as to any subsequent Transfers. Any approved Transfer shall be expressly subject to the terms and conditions of this Lease. If Tenant's obligations under this Lease have been guaranteed by third parties (herein called "Guarantors"), then Landlord's consent to the Transfer may be conditioned upon Landlord's receipt of the written consent of each Guarantor to such Transfer and the terms thereof. In the event of any Transfer, each transferor and all Guarantors will remain fully responsible and liable for all of Tenant's obligations under this Lease, and the Transferee will automatically be jointly and severally liable to the extent of the transferred portion of the Premises. Upon an Event of Default, as herein defined, while a Transfer is in effect, Landlord may collect directly from the Transferee all sums becoming due to Tenant under the Transfer and apply this amount against any sums due Landlord by Tenant, and Tenant authorizes and directs any Transferee to make payments directly to Landlord upon notice from Landlord. No direct collection by Landlord from any Transferee shall constitute a novation or release of Tenant or any Guarantor, a consent to the Transfer or a waiver of the covenant prohibiting Transfers. Landlord, as Tenant's agent, may endorse any check, draft or other instrument payable to Tenant for sums due under a Transfer, and apply the proceeds in accordance with this Lease; this agency is coupled with an interest and is irrevocable.

    Request to Assign or Sublet; Cancellation. With any request for consent to a Transfer, Tenant will submit a copy of the proposed Transfer document to Landlord and notify Landlord of the proposed effective date of the Transfer, the name of the proposed Transferee (accompanied by evidence of the nature, and financial condition of the Transferee and its business), and all terms and conditions (including rental) of or relating to the Transfer. Notwithstanding anything to the contrary in this Paragraph 19, within fifteen (15) days of a request for Landlord's consent to any Transfer involving (a) an assignment of the Lease or (b) a sublease for all or substantially all the Premises for all or substantially all the then remaining Term of the Lease, or any time, if Tenant enters into any Transfer without obtaining the consent of Landlord, Landlord, by notice to Tenant, may terminate this Lease as of the proposed effective date of the Transfer as if that were the original Termination Date (or immediately, if Tenant enters into the Transfer without obtaining the consent of Landlord). If Landlord so elects to terminate, Landlord shall have the right to relet the Premises or any portion thereof to anyone (including the proposed Transferee) on any terms, and Tenant shall not be entitled to any portion of any profit Landlord may realize as a result of any such reletting.

    Excess Rent. If the consideration Tenant receives for any Transfer exceeds the rent (Base Rent, Operating Expenses and Additional Rent) payable under this Lease for the same period and portion of the Premises, after deducting from such consideration any broker's commissions, legal fees and advertising costs actually paid by Tenant in connection with the Transfer, all amortized over the term of the sublease if applicable, then 50% of the excess shall be immediately due and payable by Tenant to Landlord as Additional Rent under this Lease. Further Tenant may deduct from such excess consideration the monthly amortization of the Cost of Improvements paid by Tenant with respect to the Premises (or portion of the Premises) which is subject to the Transfer. As used herein, the term "consideration" for the transfer shall not include any payment received by Tenant from a subtenant or transferee for services or costs not included in Base Rent hereunder (for example, utility costs, janitorial services, insurance or maintenance costs, property taxes and the like).

    Transfers to Related or Successor Entities. "Transfer" within the meaning of this Paragraph 19 shall not include any sublease or assignment of all or a portion of the Premises to any person, corporation or partnership which controls, is controlled by or is under common control with Tenant, if such affiliated entity assumes Tenant's obligations hereunder. For purposes of this Paragraph 19.4, "control" shall mean ownership of at least 50% of all classes of stock of a corporation, all memberships in a limited liability company or all classes of partners in a partnership. Additionally, "Transfer" shall not include any transfer of the Lease in connection with the merger, consolidation or acquisition of Tenant with or by another entity or any transfer of this Lease in connection with the acquisition of all or substantially all of the assets of Tenant. Notwithstanding the above, no transfer shall be excluded from the definition of Transfer hereunder if it is a "sham" transaction which has the effect of avoiding Tenant's liability hereunder. Tenant shall notify Landlord of any transfer to a related or successor entity prior to or immediately following its consummation. Any transactions excluded from the meaning of "Transfer" pursuant to this Paragraph 19.4 shall be referred to as an "Excluded Transfer."

  Subordination. This Lease and all rights of Tenant under this Lease are subordinate to any of the following, and any modifications thereof, which may now or hereafter affect any portion of the Building: any Mortgage, or any ground or underlying lease covering any part of the Building. On sale by foreclosure of a Mortgage or sale in lieu of foreclosure, Tenant will attorn to the purchaser if requested by such purchaser, and recognize the purchaser as the Landlord under this Lease, provided that such purchaser recognizes this Lease. These provisions are self- operative and no further instrument is required to effect them; however, upon demand from time to time, Tenant shall execute, acknowledge and deliver to Landlord any instruments necessary or proper to evidence such subordination and/or attornment or, if Landlord so elects, to render any of the foregoing subordinate to this Lease or to any or all rights of Tenant hereunder. Tenant further waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale, and agrees that this Lease shall not be affected in any way whatsoever by any such proceeding or sale unless the Mortgagee, or the purchaser, shall declare otherwise. Notwithstanding the foregoing, Tenant shall not be required to subordinate its interest under this Lease unless (a) such subordination does not materially increase Tenant's obligations, or materially decrease its rights under this Lease, and (b) Landlord first obtains from the holder of the mortgage, deed of trust, or other instrument of security to which this Lease is to become subordinated a written agreement that provides substantially that as long as Tenant performs its obligations under this Lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under the encumbrance, and no steps or procedures taken under the encumbrance, shall affect Tenant's rights hereunder.

  Estoppel Certificate. Upon Landlord's written request from time to time, Tenant will execute and deliver to Landlord, within twenty (20) days after Tenant's receipt of Landlord's written request, certificates, an example of which is attached hereto as Exhibit E, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified (except as the certificate specifies) and in full force and effect; (iii) the date to which the sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified; and (v) such other matters as Landlord reasonably requests. This certification may be relied upon by any actual or prospective Mortgagee or purchaser of all or part of the Building or any interest therein or in Landlord. Failure to so execute and deliver said certificate will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that no more than one (1) month's rental has been paid in advance.

  Signs. Tenant shall be permitted to post a sign of standard size and materials on the existing sign monument outside the Project commensurate with its share of the Project and to maintain a sign on or immediately adjacent to its entrance, at Tenant's sole cost and expense, subject to compliance with any applicable law, ordinance, regulation, or restriction, and subject to Landlord's prior, written consent as to size, design and content, which shall not be unreasonably withheld. Tenant shall not place, maintain, or permit on any exterior door, wall, or window of the Premises, or the Building, any other sign, awning, canopy, marquee, or other advertising without the prior written consent of Landlord in Landlord's sole reasonable discretion. If Landlord consents to any sign, awning, canopy, marquee, decoration, or advertising matter, Tenant shall maintain it in good appearance and repair at all times during this Lease. If at the end of the Term, any of the items mentioned in this Section are not removed from the Premises by Tenant, that item may, without damage or liability, be removed and disposed of by Landlord at Tenant's expense.

  Surrender of Premises. As soon as its right to possession ends, Tenant will surrender the Premises to Landlord in as good repair and condition as on the Rent Commencement Date, except for reasonable wear and tear, and for damage or destruction by fire or other casualty for which Tenant is not otherwise responsible. Notwithstanding anything to the contrary herein, (a) Tenant shall not be required to remove (i) any of the initial Tenant Improvements constructed by or on behalf of Tenant, and (ii) any alterations or additions for which Tenant has obtained Landlord's consent unless Landlord has indicated, at the time of granting such consent, that such removal will be required. Tenant will concurrently deliver to Landlord all keys to the Premises, and restore any locks which it has changed to the system which existed at the commencement of the Term.

    Leasehold Improvements and Fixtures. Except as otherwise set forth herein, at the expiration or termination of the Term, Landlord may require the removal of any or all personal property and equipment from the Premises, and the restoration of the Premises to its condition as when Tenant first occupied, except for reasonable wear and tear, at Tenant's expense. All personal property and equipment on or about the Premises, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, shall be removed from the Premises by Tenant (if it is not in default) at the expiration or termination of the Term. All removals by Tenant will be accomplished in a good and workmanlike manner so as not to damage any portion of the Premises or Building, and Tenant will promptly repair and restore all damage done. If Tenant does not so remove any property which it has the right or duty to remove, Landlord may immediately either claim it as abandoned property, or remove, store and dispose of it in any manner Landlord may choose, at Tenant's cost and without liability to Tenant or any other party.

    Holding Over. If Tenant does not surrender the Premises as required and holds over after its right to possession ends, Tenant shall become a tenant at sufferance only, at a monthly rental rate equal to one hundred fifty percent (150%) of the total rent payable in the last prior full month, or the then existing fair market rental, whichever is greater, without renewal, extension or expansion rights, and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Nothing other than a fully executed written agreement of the parties creates any other relationship. Tenant is liable for Landlord's loss, costs and damage from such holding over, including, without limitation, those from Landlord's delay in delivering possession to other parties. These provisions are in addition to other rights of Landlord hereunder and as provided by law.

  Professional Fees. In any dispute between the parties (whether or not litigated) arising hereunder or out of Tenant's use or occupancy of the Premises, the prevailing party's reasonable costs and expenses (including fees of attorneys and experts) will be paid or reimbursed by the unsuccessful party.

  General Provisions.

    Mortgagee Protection. Tenant shall not sue Landlord for damages or exercise any right to terminate until (a) it gives written notice to any Mortgagee whose name and address have been furnished to Tenant, and (b) a reasonable time for remedying the act or omission giving rise to such suit has elapsed following the giving of the notice, without the same being remedied. During that time, Landlord shall not be considered in default, and Landlord and/or any Mortgagee and/or their employees, agents or contractors may enter the Premises and do therein whatever may be necessary to remedy the act or omission.

    Transfer of Landlord's Interest. Landlord may transfer, assign or convey any or all of its interest in the Building or its rights under this Lease. Upon transfer of its rights under this Lease, Landlord is freed and relieved of all then future obligations under this Lease, the transferee shall be deemed to have assumed those obligations, and Tenant will look solely to the successor to Landlord. This Lease shall inure to the benefit of and bind all parties hereto and their respective successors and assigns.

    Waiver. Tenant waives any right it may now or hereafter have (i) to redeem the Premises or to have a continuance of this Lease after termination of the Lease, Tenant's right of occupancy or the Term (ii) for exemption of property from liability for debt or for distress for rent, (iii) relating to notice or delay in levy of execution in case of eviction for nonpayment of rent. The parties agree that in any litigation under this Lease or the relationship it creates, the judge, rather than the jury, shall determine any matters of fact relating to Transfers, bankruptcy or similar matters or to the structural or mechanical systems of the Building.

    Identification of Tenant. If there is more than one party constituting Tenant or any Guarantor, their obligations are joint and several, and Landlord may proceed against any one or more of them before proceeding against the others, nor shall any party constituting Tenant or Guarantor be released for any reason whatsoever, including, without limitation, any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give any party constituting Tenant or Guarantor any notices, or the release of any party liable for the payment of Tenant's obligations. If there is more than one party constituting Tenant, any of them acts for all others in every regard with respect to this Lease (including but not limited to any renewal, extension, expiration, termination or modification).

    Interpretation of Lease. Tenant acquires no rights by implication from this Lease, and is not a beneficiary of any past, current or future agreements between Landlord and third parties. Surrender or cancellation of this Lease shall not work a merger, and shall, at Landlord's option, assign to it all subleases or subtenancies. The delivery of keys to Landlord or Landlord's managing agent is not a termination of this Lease or a surrender of the Premises. Headings in this Lease are for convenience only, and do not affect the meaning of the text. Unless context indicates otherwise, words of any gender or grammatical number include all genders and numbers. Where context conflicts with the definition of any term, context will control, but only for that use and related uses. If any provision of this Lease or any application thereof is invalid, void or illegal, no other provision or application shall be affected. Time is of the essence of every provision of this Lease. California law governs this Lease. Neither party may record this Lease or a copy or memorandum thereof. Submission of this Lease to Tenant is not an offer, and Tenant will have no rights hereunder until each party executes a counterpart and delivers it to the other party.

    Limitation on Liability. The parties' rights hereunder are solely for the benefit of such party, and neither party has a duty to exercise them for the benefit of the other party or others. Any liability of Landlord to Tenant under this Lease, or arising from the relationship under it, is limited to fifty percent (50%) of the value of the Building but in no event in an amount less than $5,000,000, and Landlord and Landlord's employees, officers, directors, shareholders, partners and agents shall not be personally liable for any deficiency; but this does not limit or deny any remedies which do not involve personal liability. Neither party shall name the other party's employees, officers, directors, shareholders, partners and agents as a defendant in any action seeking to impose personal liability on any one or more of them. If Tenant proposes any action which requires Landlord's consent and such consent is impermissibly withheld, denied or delayed, Tenant may seek an injunction or specific performance, in addition to any other remedies to which it may be entitled under applicable law

    Financial Statements. Tenant represents, warrants and covenants that financial statements heretofore or hereafter furnished to Landlord, in connection with this Lease, are accurate and are not materially misleading. At any time during the Term, Tenant shall, upon ten (10) days prior written notice, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year, and prepared in accordance with generally accepted accounting principles and, if such is Tenant's normal practice, audited by an independent certified public accountant.

    Quiet Enjoyment. If Tenant pays all sums and performs all its other obligations under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises, subject to this Lease.

    Payments and Notices. Any notice or document shall be considered received when personally delivered or when delivered by mail, messenger or overnight courier, addressed to the parties hereto at the respective addresses set forth on the signature page of this Lease, or to Tenant at the Premises, or at such other address as they may specify from time to time by written notice delivered in accordance with this Paragraph 25.9, except that if such day is not a business day, the notice or document will be considered delivered on the next business day. If any delivery is refused or cannot be delivered at the last known address of the party being given notice, such notice shall be deemed delivered one (1) business day following dispatch by overnight courier or three (3) business days after dispatch by mail as provided herein. All payments required to be made by Tenant to Landlord are to be paid, without prior demand except as may be specified and without any setoff, deduction or counterclaim whatsoever, in legal tender of the United States of America at the address set forth on the invoice or, if no invoice is submitted or no address is set forth, at the address for the Landlord set forth on this Lease or at any other address as Landlord may specify from time to time by written notice in accordance with this Paragraph 25.9.

    Late Payments. If any amounts due hereunder from Tenant are not received by Landlord within seven (7) business days after said amounts are due, Tenant shall also pay to Landlord a late charge of five percent (5%) of all such past due amounts for which the parties agree is a fair and reasonable estimate of the extra costs (including, without limitation, processing and accounting charges) Landlord will incur by reason of the late payment. Notwithstanding the above, Landlord agrees to waive the late charge one time within any twelve (12) month period if Tenant pays in full all amounts due within five (5) days after written notice of delinquency from Landlord. Landlord shall provide Tenant with notice of the imposition of any late charge within thirty (30) days following the date it accrues hereunder. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to any amount otherwise overdue hereunder, nor prevent Landlord from exercising any of its other rights and remedies. Any amounts overdue from Tenant hereunder shall accrue interest from the date due at the Prime Rate per annum, provided however, that no interest shall accrue until after ten (10) days following the due date of such amounts.

    Rules and Regulations. Tenant shall comply with the Rules and Regulations (as changed from time to time as therein provided) attached hereto as Exhibit F. In the event of any conflict between the terms of the Rules and Regulations and the provisions of the text of this Lease, the provisions of this Lease shall control and prevail.

    Rights Reserved by Landlord. In addition to other rights retained or reserved, Landlord reserves the following rights, exercisable without notice and without liability to Tenant and without effecting an eviction, constructive or actual, or in any way diminishing Tenant's obligations: (a) to change the name or street address of the Building or Project; (b) to install and maintain, modify or remove any signs on the exterior of the Building or Project; (c)  to keep, and to use in appropriate instances, keys to all doors within and into the Premises (no locks shall be changed or added without the prior, written consent of Landlord); (d) to close any part of the Common Areas to the extent necessary in Landlord's opinion to prevent the accrual of any prescriptive rights, to temporarily close any part of the Common Areas to repair and maintain them or for any other reasonable purpose, or to change the nature of the Common Areas, including without limitation changes in the location, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, and walkways; and (e) to take all reasonable measures Landlord considers advisable for the security of the Project and its occupants. Notwithstanding the foregoing, Landlord shall not be entitled to take any action pursuant to such rights, if such action will materially interfere with Tenant's use and enjoyment of the Premises pursuant hereto.

    Responsibility for Others. Where either party waives rights against the other party, it also waives the same rights against the other party's employees, officers, directors, shareholders, partners, agents, contractors and invitees. The waiver shall be considered a waiver on behalf of the party making it, of all that party's employees, officers, directors, shareholders, partners and agents, and of anyone claiming under any of them, including insurers and creditors. Wherever in this Lease Tenant agrees not to do a particular thing, Tenant also agrees not to permit its employees, agents, contractors or invitees to do so.

    Landlord's Costs. Where Tenant is required to pay or reimburse Landlord for the costs of any item, the cost shall be the reasonable and customary charge established by Landlord from time to time. Failure to pay any reimbursable cost shall be treated as a failure to pay rent. In connection with any request by Tenant for the consent of Landlord to an Alteration, Transfer or other act proposed by Tenant under this Lease, Tenant shall pay Landlord's reasonable, third party costs and expenses incurred in connection therewith, including attorneys', architects', engineers' and other consultants' fees.

    Invoices. Tenant will promptly notify Landlord of any dispute it may have regarding Landlord's invoices.

    Force Majeure. When a period of time is herein prescribed for action to be taken by either party, such party shall not be liable or responsible for, and there is excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other cause of any kind whatsoever which are beyond the control of such party. Subject to the preceding sentence, time is of the essence of every part of this Lease.

    Lender Modification. Tenant agrees to make such reasonable, minor modifications to this Lease as may reasonably be required in connection with the obtaining of normal financing or refinancing of the Building, provided no such modification increases the rent or materially impairs or adversely affects the economic benefits to the Tenant under this Lease or impairs Tenant's use or enjoyment of the Premises or increases Tenant's obligations hereunder.

    Negotiated Transaction. The parties mutually acknowledge that this Lease has been negotiated at arm's length. The provisions of this Lease shall be deemed to have been drafted by all of the parties and this Lease shall not be interpreted or constructed against any party solely by virtue of the fact that such party or its counsel was responsible for its preparation.

  THIS LEASE CONTAINS ALL AGREEMENTS OF THE PARTIES CONCERNING THIS SUBJECT MATTER, SUPERSEDING ANY SUCH PRIOR AGREEMENTS, REPRESENTATIONS OR WARRANTIES, AND MAY BE AMENDED OR MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY BOTH PARTIES.

  In Witness Whereof, the parties hereto have executed this Lease as of the date first above written.

  Landlord's Address:

  c/o RNM Properties

  135 Main Street, Suite 1140

  San Francisco, CA 94105

  Attention: Roy Bukstein

  Landlord and the person executing this Lease on Landlord's behalf represent and warrant that they are duly authorized and empowered so to execute and deliver this Lease.

  Tenant's Address:

  950 Kifer Road

  Sunnyvale, CA 94086

  Attention: Benjamin Gong

  Tenant and the person executing this Lease on Tenant's behalf represent and warrant that they are duly authorized and empowered so to execute and deliver this Lease.

  Landlord:

  RNM Technology Drive, L.P., a California Limited Partnership

  By: RNM Technology, Inc., a California corporation, its Managing General Partner

  By: /s/ ROY BUKSTEIN

  Its: CFO

  Date: 07/16/01

  Tenant:

  Intuitive Surgical, Inc.,
  a Delaware corporation

  By: /s/ BENJAMIN GONG

  (signature)

  Benjamin Gong

  Its: Vice President, Treasurer and Corporate Controller

  Date: 07/16/01

  ADDENDUM

  TO LEASE

  This Addendum is made and entered into by and between RNM Technology Drive, L.P., a California limited partnership, as Landlord, and Intuitive Surgical, Inc., a Delaware corporation, as Tenant, and is dated as of the date set forth on the first page of the Lease between Landlord and Tenant to which this Addendum is attached (the "Lease"). The promises, covenants, agreements and declarations made and set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease. To the extent that the provisions of this Addendum are inconsistent with the terms and conditions of the Lease, the terms of this Addendum shall control.

  Parking. Tenant shall be entitled to the non-exclusive use of up to three and one-half unreserved and unassigned parking spaces per one thousand square feet of Rentable Area within the Premises in accordance with Landlord's rules and regulations as may be amended from time to time. Tenant shall not park any vehicle other than ordinary passenger vehicles in the Common Areas, except for loading purposes. Tenant shall be allowed reasonable storage in the form of trailers in the parking area; provided such trailers are stored in a non- conspicuous area in the back or sides of the Building, and for so long as there are any other tenants in the Building, Tenant stores no more than four (4) trailers in the Common Areas at any one time. Tenant shall not at any time park or permit the parking of Tenant's vehicles or trucks, or the vehicles or trucks of Tenant, its employees, invitees, suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not abandon any inoperative vehicles or equipment on any portion of the Common Area, nor shall Tenant, its employees, invitees, suppliers or others park or store any vehicle (permitted size or otherwise), other than the trailers described above, on any portion of the Common Area, including designated parking areas, unattended for any period longer than twenty-four (24) hours. Vehicles parked in violation of this Section shall be subject to towing at Tenant's expense.

  Tenant's Extension Option.

    Grant of Option. Tenant shall have the right and option (the "Extension Option") to extend the Term of this Lease for one additional period of five (5) years (the "Extension Term"), commencing immediately upon expiration of the initial Lease term (the "Adjustment Date"), upon and subject to the terms, conditions and provisions below.

    Exercise of Extension Option. To exercise Tenant's Extension Option to extend the term of this Lease for the Extension Term, Tenant must deliver written notice of Tenant's irrevocable and unconditional exercise of the Extension Option to Landlord not earlier than fifteen (15) months and not later than six (6) months prior to the Adjustment Date. If Landlord does not receive such notice from Tenant by that time, then Tenant's Extension Option shall forever lapse unexercised and be of no further force or effect whatsoever.

    Effect of Exercise of Extension Option. If Tenant timely exercises Tenant's Extension Option as provided herein, the term of this Lease shall (by delivery of Tenant's notice of exercise to Landlord and without further action by Landlord or Tenant) be extended for the Extension Term, upon and subject to all of the terms, conditions and provisions set forth in this Lease, except as provided below, and except that: the Base Rent for the Extension Term shall equal to the Market Rate (determined as provided below); Tenant shall have no further option to extend or renew; the provisions of Exhibit C shall not apply to any Extension Term, and Landlord's right to terminate the Lease upon Tenant's request for consent to a Transfer shall apply with respect to any Transfer other than an Excluded Transfer. Notwithstanding anything in this Lease to the contrary, Base Rent during any Extension Term shall in no event be less than the sum of Base Rent and Additional Rent payable in the month prior to the Adjustment Date.

    Definition of Market Rate. As used in this Lease, the "Market Rate" shall be the net effective fair market rental rate (taking into account free rent, if any) as of the Adjustment Date, for comparable lease transactions in the Sunnyvale area, all based on the best information available at the time of determination of the Market Rate. The Market Rate shall be based on prevailing rentals then being charged to new tenants for space of equivalent quality, size and location (or adjusting the rental rate as appropriate for differences therein), taking into such account the size, nature and stature of the tenant, the length of the Extension Option period during which such rate will apply, and differences in terms and provisions of the applicable leases, such as pass- throughs of operating expenses and taxes. The Market Rate shall not be reduced on account of any differences in leasing commissions or tenant improvements or improvement allowances.

    Determination of Market Rate.

      Agreement on Market Rate. As provided in Paragraph 27.2, if Tenant timely exercises Tenant's Extension Option, then, during the thirty (30) day period following Landlord's receipt of Tenant's notice of exercise of Tenant's Extension Option, then Landlord and Tenant shall endeavor in good faith to agree upon the Market Rate.

      Appointment of Appraisers. If Landlord and Tenant are unable to agree upon the Market Rate prior to the expiration of the thirty (30) day period referred to in Paragraph 27.5.1, then Landlord and Tenant shall each appoint, by written notice delivered to the other prior to (5) days after the expiration of such thirty (30) day period, a real estate broker (each an "Appraiser") who has significant current experience appraising rental rates for commercial real property in the Sunnyvale area to participate in the determination of the Market Rate. If either Landlord or Tenant fails timely to appoint a qualified Appraiser as proved above, and such failure continues for fifteen (15) days after the party which has appointed an Appraiser gives notice to the other party of such appointment and makes demand for the appointment of a qualified Appraiser by the other party, then the determination of Market Rate to be made hereunder shall be made solely by such sole Appraiser as may have theretofore been appointed, and such determination of the Market Rate by such sole Appraiser shall be binding upon both Landlord and Tenant. Otherwise the two Appraisers appointed by Landlord and Tenant shall appoint, within twenty (20) days after they have been appointed, a third Appraiser who is similarly qualified. If the two Appraisers appointed by Landlord and Tenant cannot agree on the appointment of a third Appraiser within the time period provided, either Landlord or Tenant may seek the appointment of the same by the presiding judge for the Superior Court in the City and County of Santa Clara County. The Appraisers shall work together and share information in their efforts to determine and agree upon the Market Rate. The Market Rate shall be determined as provided below.

      Determination of Market Rate by Appraisers. Landlord and Tenant shall each state in writing what it contends to be the Market Rate, including whatever support for such contention it wishes to have considered by the Appraisers. The third Appraiser shall arrange for simultaneous exchange of such written contentions and for presentation of such additional evidence, rebuttals, or other matters as the parties may wish to present and the Appraisers may elect to hear or otherwise receive. The role of the Appraisers shall be to select from the two contended Market Rates submitted by the parties the one which is closest to the actual Market Rate as determined by the Appraisers. The Appraisers shall have no power to adopt a compromise or "middle ground" between the contended Market Rates submitted by the parties or to adopt any Market Rate other than the contended Market Rate submitted by the party which is closest to the Appraisers' determinations as to actual Market Rate. If the Appraisers do not agree upon the actual Market Rate, then each Appraiser shall determine which of the two contended Market Rates submitted by the parties is closest to the actual Market Rate determined by such Appraiser and the contended Market Rate so selected by at least two of the Appraisers shall be the Market Rate. The Market Rate as so determined by the Appraisers as provided herein shall be binding upon both Landlord and Tenant as the Market Rate.

      Payments Pending Determination; Costs. Landlord and Tenant will use all reasonable diligence to cause the Appraisers to perform in good faith and in a timely manner in order to make the determination for the Market Rate on or before the Adjustment Date. If the Appraisers do not make such determination prior to the Adjustment Date, the Lease shall nevertheless continue in full force and effect until such determination is made, and, commencing as of the date of a demand by Landlord for such payment. Tenant shall pay Base Rent during such period based on the amount asserted by Landlord to be the Market Rate. Upon the determination by the Appraisers of the Market Rate, the excess of the amount paid to Landlord by Tenant as provided above over the Base Rent as so determined hereunder applicable to the period from the Adjustment Date to the date on which the Market Rate was so determined shall be credited by Landlord against the Base Rent next due from Tenant hereunder. The payment by Tenant of Base Rent based on the Market Rate as so determined shall commence on the first day of the month following the date of such determination, and, in addition to such monthly installment of Base Rent, Tenant shall pay to Landlord the deficiency, if any, in the amount earlier paid by Tenant as Base Rent based on Landlord's asserted Market Rate in relation to the amount ultimately determined hereunder as the Market Rate. Landlord and Tenant shall each advance one half of any fees and expenses of the Appraisers required to be paid prior to the Appraisers' decision, but the party submitting the position adopted as the Market Rate in accordance with the procedure set forth above shall be entitled to reimbursement from the other party of all such fees and expenses advanced by the prevailing party and the non-prevailing party shall pay (or reimburse the prevailing party for) all such fees and expenses on demand; the attorneys' fees and expenses of counsel for the respective parties shall be paid and borne by the party engaging such counsel.

    Limitations on Extension Option. Time is of the essence as to the exercise of Tenant's Extension Option. If Landlord does not timely receive delivery of Tenant's notice of exercise of Tenant's Extension Option, the option shall expire, lapse unexercised and be of no further force or effect whatsoever, and Tenant shall have no further option to extend. Tenant's Extension Option is conditioned upon there being then no default (beyond any applicable cure period) by Tenant at the time Tenant delivers a notice of exercise of Tenant's Extension Option. Any election to exercise any extension option shall be null and void at the option of Landlord (A) if Tenant is in default (beyond any applicable cure period) hereunder at the time of such notice or at the Adjustment Date, or (B) if the named Tenant hereunder (or a transferee pursuant to an Excluded Transfer) has not, at both the time of exercise of the option to extend and the Adjustment Date, assigned its interest in the Lease or subleased the Premises (it being the intent of the parties to this Lease that such extension option is personal to the original Tenant hereunder, and shall not be assignable to or exercisable by or for the benefit of any assignee or other transferee of the original Tenant hereunder). Transfer of all or any portion of Tenant's rights under this Paragraph 26 separate from the Lease is absolutely prohibited.

  Hazardous Material.

    Use Restrictions. Tenant shall not use, generate, manufacture, produce, store, release, discharge or dispose of, on, under or about the Premises, or transport to or from the Premises, any Hazardous Materials or allow its employees, Agents, contractors, invitees or any other person or entity to do so except in full compliance with all Federal, state and local laws, regulations and ordinances and this Agreement. The term "Hazardous Materials" shall include without limitation: (1) Those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances" or "solid waste" under CERCLA, RCRA and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq. and in the regulations promulgated pursuant to said Laws; (2) Those substances defined as "hazardous wastes" in Section 25117 of the California Health & Safety Code, or as "hazardous substances" in Section 25316 of the California Health & Safety Code, and in the regulations promulgated pursuant to said Laws; (3) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances; (4) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal Law or the United States government, or which are or become classified as hazardous or toxic under federal, state or local Laws or regulations; and (5) Any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. Sections 1251, et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act of 1977 (33 U.S.C. Section 1317), (v) flammable explosives, or (vi) radioactive materials.

    Tenant's Indemnity. Tenant shall be liable to Landlord for and indemnify and hold Landlord harmless against all damages (including investigation and remedial costs), liabilities, losses (including diminution of value of the Premises), fines, penalties, fees, and claims arising out of Tenant's and Tenant's agents' activities associated with Hazardous Materials, including all costs and expenses incurred by Landlord in remediating, cleaning up, investigating or responding to any governmental or third party claims, demands, orders or enforcement actions. Tenant shall be responsible for remediation of any release by Tenant and/or Tenant's agents' of any Hazardous Materials on or adjacent to the Premises, the Building or the Project, and Tenant shall promptly commence investigation and remedial activities to deal with such release in accordance with all Laws. If appropriate or required by law, these activities shall be conducted in conjunction with Federal, state and local oversight and approvals. If any action of any kind is required or requested to be taken by any governmental authority to clean-up, remove remediate or monitor any Hazardous Materials (the presence of which is the result of the acts or omissions of Tenant or its Agents) and such action is not completed prior to the expiration or earlier termination of the Lease, the Lease shall be extended until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such extension, including, without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

    Assignment and Subletting. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material in a greater intensity and scope than Tenant's then-existing use, or (ii) the proposed assignee or subtenant has been required by any prior landlord, Lender or governmental authority to "clean-up" or remediate any Hazardous Material and has failed to do so, or (iii) the proposed assignee or subtenant is subject to a criminal investigation or enforcement order or proceeding by any government authority in connection with the use, generation, discharge, transport, disposal or storage of any Hazardous Material.

    List of Hazardous Materials. Upon request of Landlord, Tenant shall provide Landlord with a list of Hazardous Materials (and the quantities thereof) which Tenant uses or stores (or intends to use or store) on the Premises, which list shall be attached to this Lease as Exhibit G.

        Prior to Tenant using, handling, transporting or storing any Hazardous Material at or about the Premises, Tenant shall submit to Landlord a Hazardous Materials Management Plan ("HMMP") for Landlord's review and approval, which approval shall not be unreasonably withheld. The HMMP shall describe: (aa) the quantities of each material to be used, (bb) the purpose for which each material is to be used, (cc) the method of storage of each material, (dd) the method of transporting each material to and from the Premises and within the Premises (ee) the methods Tenant will employ to monitor the use of the material and to detect any leaks or potential hazards, and (ff) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Premises or during Tenant's occupancy of the Premises. Landlord may, but shall have no obligation to review and approve the foregoing information and HMMP, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord's rights under this Lease or relieve Tenant of its obligations under this Lease. If Landlord determines in good faith by inspection of the Premises or review of the HMMP that the methods in use or described by Tenant are not adequate in Landlord's good faith judgment to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, transport, or store such Hazardous Materials at or about the Premises unless and until such methods are approved by Landlord in good faith and added to an approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials without submitting an amended HMMP for Landlord's review and approval as provided above.

        Tenant shall pay to Landlord the amount of all actual out-of-pocket costs incurred by Landlord for consultants' fees in connection with Landlord's review of the HMMP. Landlord shall have no obligation to consider a request for consent to a proposed HMMP unless and until Tenant has agreed to pay all such costs and expenses to Landlord irrespective of whether Landlord consent to such proposed HMMP.. Tenant shall immediately notify Landlord or any inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducing any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent. Tenant acknowledges that Landlord, as the owner of the Property, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority. Landlord shall have the right to appoint a consultant to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an appropriate and lawful manner and in compliance with the requirements of this Lease. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant's use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

    Landlord's Indemnity. Landlord shall be liable to Tenant for and indemnify and hold Tenant harmless against all damages (including investigation and remedial costs), liabilities and claims arising out of Landlord's and Landlord's agents' activities associated with Hazardous Materials, and arising out of any Hazardous Materials existing on or under the Building as of the Commencement Date, including all costs and expenses incurred by Tenant in remediating, cleaning up, investigating or responding to any governmental or third party claims, demands, orders or enforcement actions.

    Provisions Survive Termination. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises that Tenant or its Agents introduced to the Premises. The provisions of this Section 28 shall survive the expiration or termination of this Lease.

  Common Areas.

        Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Except as otherwise provided herein, under no circumstances shall the right herein granted to use the Common Area be deemed to include the right to store any property, temporarily or permanently, in the Common Area or to construct or install any improvements in the Common Area. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, the Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable by Tenant to Landlord upon demand by Landlord.

        Landlord or such other person(s) as Landlord may appoint, shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Tenant agrees to abide by and conform to all such rules and regulations, as well as any private conditions, covenants, and restrictions of public record now or hereafter affecting the Premises and any amendment thereof, and to cause its employees, suppliers, shippers, customers and invitees to abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants or authorized users of the Project. Any failure by Tenant or its agents, employees or representatives to observe and comply with the rules and regulations established by Landlord with respect to the Common Areas shall be a default by Tenant hereunder.

        Landlord shall have the right in Landlord's sole discretion, from time to time: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (ii) to close temporarily any of the Common Areas for maintenance purposes, so long as reasonable access to the Premises remains available; (iii) to designate other land outside the boundaries of the Project to be a part of the Common Areas; (iv) to add additional buildings and improvements to the Common Areas; (v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; (vi) to close, at reasonable times, all or any portion of the parking areas for any reasonable purpose, including without limitation, the prevention of a dedication thereof, or the accrual of the rights of any person or public therein; and, (vii) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate. Notwithstanding the foregoing, Landlord shall not be entitled to take any action pursuant to this Paragraph, if such action will materially interfere with Tenant's use and enjoyment of the Premises pursuant hereto.

Exhibit A

LEASE DEFINITIONS

Building means the building in which the Premises are located, identified as 950 Kifer Road, Sunnyvale, California. The total Rentable Area of the Building is 105,285 square feet.

Business days means Monday through Friday, except holidays; "holidays" means those holidays specified by the laws of the United States or State of California, and all holidays to which maintenance employees of the Building are entitled from time to time under their union contract or other agreement.

CC&Rs means all restrictions of public record affecting the Building, Project or Tenant's use of the Premises.

Common Areas means all areas within the Building and the Project which are not designated for the exclusive use of Tenant, Landlord or any other tenant, including but not limited to parking areas, loading and unloading areas and docks, platforms, trash areas, roadways, sidewalks, landscaping, ramps, driveways, recreations areas, greenbelts, common entrances, restrooms and accessways, and the common pipes, conduits, wires and appurtenant equipment serving the Premises, and similar areas and facilities appurtenant to the Building and the Project.

Guarantor means any guarantor of any of Tenant's obligations under this Lease.

Law or Laws means governmental laws, rules, regulations, orders, decrees, ordinances and directives as are applicable to the conduct or condition referenced in this Lease.

Lease Years means successive periods of twelve (12) full calendar months, beginning on the Commencement Date. If the Commencement Date is not the first day of a month, then the first Lease Year also includes the partial month in which the Commencement Date occurs.

Mortgage means any mortgage or Deed of Trust, blanket or otherwise, covering any part of the Building.

Mortgagee means the holder of a Mortgage.

Operating Expenses means any and all costs, expenses and disbursements of every kind and character which Landlord incurs, pays or becomes obligated to pay at any time during the Term in connection with its ownership interest in the Building, Common Areas and Project and associated land and parking, or the operation, maintenance, management, repair, replacement, and security thereof; plus, with respect to such costs, expenses, and disbursements for the Project which do not exclusively pertain to a single building, the portion which Landlord reasonably allocates to the Building. Operating Expenses shall be reasonably consistent with those expended by prudent landlords of comparable buildings in Sunnyvale, California. Operating Expenses shall include, without limitation, Real Property Taxes, any and all assessments Landlord must pay pursuant to any covenants, conditions or restrictions, reciprocal easement agreements, tenancy-in-common agreements or similar restrictions and agreements affecting the Building or the Project; rent taxes, gross receipt taxes (whether assessed against Landlord or assessed against Tenant and paid by Landlord, or both); water and sewer charges; accounting, legal and other consulting fees; the net cost and expense of insurance, including loss of rents coverage, for which Landlord is responsible hereunder or which Landlord or any Mortgagee reasonably deems necessary or desirable; utilities not paid directly by Tenant; security; labor; utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building, the Project or the Common Areas; the cost of any equipment used in connection in operations and of any capital improvements; air conditioning; waste disposal; heating, ventilating; elevator maintenance and supplies; materials; equipment; tools; repair and maintenance of the Building, including the structural portion of the Building, and the plumbing, heating, ventilating, air conditioning, electrical and building management systems installed or furnished by Landlord; maintenance costs, including utilities and payroll expenses, rental of personal property used in maintenance, gardening and landscaping, repaving and all other upkeep of all Common Areas; maintenance of signs (other than Tenant's signs); personal property taxes levied on or attributable to personal property used in connection with the entire Building or Project, including the Common Areas; reasonable audit or verification fees; costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves; and costs reasonably incurred to reduce or contest Real Property Taxes and other Operating Expenses. Operating Expenses shall also include costs incurred in the management of Building, including supplies, wages and salaries of employees used in the management, operation, repair and maintenance of the Building, and payroll taxes and similar governmental charges with respect thereto, management office rental, and a management fee, not to exceed two percent (2%) of the Rent and Additional Rent hereunder excluding therefrom the management fee. Variable Operating Expenses paid or incurred by Landlord during any calendar year of the Lease term during which the occupancy rate in the Project is less than ninety-five percent (95%) shall be adjusted upward to reflect (i) a ninety-five percent (95%) occupancy rate for the Project, and (ii) assuming a tax appraisal of the Project as though it were completed and fully-occupied. As to the costs of capital improvements, replacements, repairs, equipment and other capital costs, all such costs shall be included in Operating Expenses but shall be amortized over the reasonable useful life of such improvement, replacement, repair or equipment in accordance with generally accepted accounting principles together with interest at the Prime Rate on the unamortized balance. Any expenditure incurred by Landlord and not covered by insurance as a result of an insurance deductible shall be included in Operating Expenses, subject to the exclusion and amortization provisions herein applicable to the item for which such expenditure was applied.

Exclusions from Operating Expenses: Notwithstanding the above, Operating Expenses shall not include the following:

(i) Interest, principal and other lender costs and closing costs on any mortgage or mortgages, ground lease payments, or other debt instrument encumbering the Building or Project;

(ii) Any bad debt loss, rent loss, or reserves for bad debt or rent loss;

(iii) Interest or penalties resulting from late payment of any Operating Expense by Landlord due to Landlord's negligence or willful misconduct (unless Landlord in good faith disputes a charge and subsequently loses or settles that dispute);

(iv) Costs associated with operation of the business of the ownership of the Building or Project or entity that constitutes Landlord or Landlord's property manager, as distinguished from the cost of Building operations, including Landlord's income taxes, excess profit taxes, franchise taxes or similar taxes on Landlord's business; preparation of income tax returns; corporation, partnership or other business form organizational expenses; franchise taxes; filing fees; or other such expenses; the costs of partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Landlord's interest in the Building or Project; and disputes between Landlord and Landlord's property manager;

(v) Landlord's general corporate or partnership overhead and general administrative expenses, including the salaries of management personnel who are not directly related to the Building or Project and primarily engaged in the operation, maintenance, and repair of the Building or Project, except to the extent that those costs and expenses are included in the management fees;

(vi) Advertising, promotional expenditures and leasing expenses primarily directed toward leasing tenant space in the Project;

(vii) Leasing commissions, space-planning costs, attorney fees and costs, disbursements, and other expenses incurred in connection with leasing, other negotiations, or disputes with tenants, occupants, prospective tenants, or other prospective occupants of the Project, or associated with the enforcement of any leases;

(viii) Charitable or political contributions;

(ix) Costs for which Landlord is entitled to be reimbursed;

(x) Damage or loss results from any casualty which Landlord has covenanted to insure against, except to the extent of deductibles which shall be included in Operating Expenses;

    Any costs or expenses that are incurred directly or indirectly with respect to Landlord's indemnity obligations under this Lease;

    Fees paid to any affiliate or party related to Landlord to the extent such fees exceed the charges for comparable services rendered by unaffiliated third parties of comparable skill, stature and reputation in the same market;

    the cost of redecorating or special cleaning or similar services to individual tenant spaces, not provided on a regular basis to other tenants of the Building;

    any charge for depreciation or interest paid or incurred by Landlord;

    any costs incurred in cleaning up any environment hazard or condition in violation of any environmental law (except to the extent caused by Tenant); and any cost to remedy any breach of a representation or warranty or covenant concerning the condition of the Premises as of the Commencement Date;

    any items to the extent such items are required to be reimbursed to Landlord by Tenant (other than through Tenant's additional rent), or by other tenants or occupants of the Building or by third parties;

    brokerage commissions, origination fees, points, mortgage recording taxes, title charges and other costs or fees incurred in connection with any financing or refinancing or transfer of the Building;

    cost of repairs or replacements occasioned by fire, windstorm or other casualty, the costs of which are covered by insurance or reimbursed by governmental authorities in eminent domain, but not excluding from Operating Expenses any deductibles; and

    penalties, fines, legal expenses, or late payment interest incurred by Landlord due to violation by Landlord, or Landlord's agents, contractors or employees, of either the payment terms and conditions of any lease or service contract covering space in the Building or Landlord's obligations as owner of the Building (such as late payment penalties and interest on real estate taxes, late payment of utility bills).

Premises means the approximate area shown on Exhibit B. Landlord hereby reserves for its sole and exclusive use, the roof; facilities serving parts of the Building or Project other than the Premises; and any other area not shown on Exhibit B as being part of the Premises.

Prime Rate means the rate of interest designated as the rate of interest charged to its most credit-worthy customers as in effect from time to time by Wells Fargo Bank N.A.

Project means the Building, the Common Areas, and any other buildings or facilities owned by Landlord and operated together with the Building.

Real Property Taxes means any form of general or special assessment, license fee, license tax, business license fee, any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Building, the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, sanitary, fire, street, drainage or other improvement district, or any other governmental entity or public corporation, as against (a) any legal or equitable interest of Landlord in the Building, the Project or any portion thereof, (b) Landlord's right to rent or other income therefrom, (c) the square footage thereof, (d) the act of entering into any lease, (e) the occupancy of tenant or tenants generally, or (f) Landlord's business of leasing the Building, the Project or any portion thereof. The term "real property taxes" shall also include any tax, fee, levy, assessment or charge including, without limitation, any so-called value added tax, (i) which is in the nature of, in substitution for or in addition to any tax, fee, levy, assessment or charge hereinbefore included within the definition of "real property taxes," (ii) which is imposed for a service or right not charged for prior to June 1, 1978, or if previously charged for, which has been increased since June 1, 1978, (iii) which is imposed or added to any tax or charge hereinbefore included within the definition of real property taxes as a result of a "change in ownership" of the Building, the Project or any portion thereof, as defined by applicable statutes and regulations, for property tax purposes, or (iv) which is imposed by reason of this transaction, any modification or change hereto or any transfer hereof.

Tenant's Share means the percentage of the cost of Operating Expenses for which Tenant is obligated to reimburse Landlord pursuant to this Lease. Landlord shall determine Tenant's Share of the cost of Operating Expenses using the following methods: (a) by multiplying the cost of all Operating Expenses by a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in all buildings in the Project; or (b) (i) with respect to an Operating Expense attributable solely to the Building, requiring Tenant to pay that portion of the cost of the Operating Expense that is obtained by multiplying such cost by a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the entire Building, (ii) with respect to an Operating Expense attributable to the Common Areas of the Project, but not any particular building in the Project, requiring Tenant to pay that portion of the cost of the Operating Expense that is obtained by multiplying such cost by a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in all buildings in the Project.

Year or year means a calendar year.

EXHIBIT B

PICTURES OF PREMISES

EXHIBIT C

TENANT IMPROVEMENT CONSTRUCTION AGREEMENT

In consideration of the mutual covenants contained in the Lease attached to and entered to concurrently with this "Construction Agreement", and the mutual covenants contained in this Construction Agreement, Landlord and Tenant agree as follows:

  DEFINITIONS.

  "Approved Plans" shall be the working drawings and specifications prepared by Space Planner and approved pursuant to Section 2 below.

  "Cost of Improvements" shall mean the total of all hard and soft costs associated with or caused by the construction of the Tenant Improvements in accordance with the Approved Plans, including, but not limited to:

                All architectural and engineering fees and expenses;

                The cost of all drawings and plans;

                All contractor and construction manager costs and fees;

                All governmental fees and taxes (including plan check, license and permit fees);

                Costs of performing any alterations to other portions of the Building that are required as a result of Tenant's construction of the Tenant Improvements, including both structural alterations or system modifications that are necessary to accommodate the Tenant Improvements;

                Costs of utilities, trash removal, excess janitorial and other services used or consumed during construction; and

                Ordinary and reasonable out-of-pocket costs incurred by Landlord for third-party consultants hired by Landlord to inspect and monitor the construction of the Tenant Improvements.

  "Space Planner" shall mean WHL Architects or such other California licensed architect selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

  "Tenant Improvements" shall mean the improvements to be constructed by Tenant in the Premises pursuant to the Approved Plans.

  "Tenant Allowance." $200.000.

  Other terms are defined in this Construction Agreement. In addition, terms defined in the Lease have the same meanings where used herein, unless the context otherwise requires.

  SCHEDULE. Tenant shall engage the Space Planner to prepare the preliminary space plan, the final space plan and the Approved Plans. Tenant shall submit the preliminary space plan, the final space plan, and construction drawings to Landlord for its review. Landlord shall approve said plans or give its reasons for not approving within five (5) Business days of the date such plans are submitted to Landlord. Landlord shall not unreasonably withhold or delay its approval of the preliminary space plan, the final space plan and construction drawings. Upon approval, final construction drawings shall be deemed the Approved Plans. Landlord and Tenant shall, within five (5) Business days after receipt of written request from the other party, confer and negotiate in good faith to resolve any dispute over any grounds for disapproval specified by Landlord with respect to any such plans, including any changes for Additional Tenant Work (as defined below).

  TENANT CHANGE ORDERS. If Tenant desires any change in the Approved Plans or any work in addition to the Tenant Improvements in accordance with the Approved Plans to be performed in the Premises other than minor field adjustments ("Additional Tenant Work"), Tenant, at Tenant's expense, shall cause plans and specifications for such work to be prepared by Space Planner. All plans and specifications for Additional Tenant Work shall be subject to review and approval by Landlord (which shall not be unreasonably withheld, and which will be deemed disapproved if Landlord has not provided written notice of approval or disapproval (specifying the grounds for disapproval) within five (5) Business days following receipt) to ensure, among other things, that the work is compatible with all other construction and all electrical and mechanical systems within the Building. Landlord may charge Tenant all reasonable out-of-pocket, third-party costs actually and reasonably incurred by Landlord in connection with Landlord's review and processing of Tenant's change request (including, without limitation, space planners, architects, engineers), regardless of whether the requested change is ultimately approved by Landlord.

  TENANT IMPROVEMENTS CONSTRUCTION.

    Tenant shall construct the Tenant Improvements and shall complete such construction as soon as practicable. All Tenant Improvements to be constructed or installed in the Premises shall be performed by a general contractor ("Contractor") approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) in accordance with the Approved Plans (subject to such changes as may be required by any governmental agency) and in compliance with all applicable laws and building codes. Tenant anticipates using Advance Construction Services, Inc, of Hayward, California, as the Contractor.

    All work to be performed by Tenant and its contractors in connection with the construction of the Tenant Improvements shall be performed in a good and workmanlike manner, and shall be consistent with the quality of the Building. Landlord reserves the right to require Tenant to include Landlord's HVAC contractor as a bidding subcontractor for any HVAC work to be included in the Tenant Improvements, and the parties agree to consult with each other with respect to choosing an HVAC subcontractor. All such work shall be subject to Landlord's reasonable property management requirements and shall be conducted in such a manner as not to interfere unreasonably with or delay any other operations in the Building. Landlord shall afford Tenant's contractors reasonable and timely access to the Premises. Prior to commencing construction, Tenant shall provide Landlord with certificates of insurance evidencing that Tenant's contractor is covered by liability insurance, with carriers and in amounts reasonably acceptable to Landlord, and with Landlord, its partners and its managing agent named as additional insureds.

    Landlord shall give Tenant and its contractors and subcontractors access and entry to the Premises and sufficient opportunity and time during each work day and reasonable use of facilities, without separate charge therefor, to enable Tenant to construct the Tenant Improvements. Any such entry by Tenant or its contractors or subcontractors shall be subject to all of the applicable terms and conditions of the Lease except the payment of rental and other charges, which shall commence on the Rent Commencement Date.

    Tenant shall reimburse Landlord for any and all expenses incurred by Landlord by reason of faulty construction work by Tenant or damage to any portion of the Building caused by Tenant's contractor; provided that Landlord has delivered to Tenant written notice of such faulty work or damage and Tenant has failed to cure the same within a reasonable period following such notice.

    Landlord provide Tenant with copies of building plans and specifications in Landlord's possession, but does not warrant the accuracy of any plans or specifications. It shall be Tenant's responsibility to verify existing field conditions and measurements of the Premises. Tenant's failure to verify the existing conditions and measurements of the Premises shall not relieve Tenant of any expenses or responsibilities resulting from such failure, nor shall Landlord have any liability or obligations to Tenant arising from such failure.

    Tenant shall, prior to commencement of Tenant Improvements, obtain all required building and other permits at Tenant's expense and post said permits at the Premises as required.

    All Tenant Improvements performed by Tenant during its construction period, or otherwise during the Term, shall be performed so as not to cause unreasonable interference with other tenants and the operation of the Building, and Landlord shall have the right to impose reasonable requirements with respect to timing and performance of the Tenant Improvements in order to minimize such interference Tenant shall take all precautionary steps to protect its facilities and the facilities of others affected by the Tenant Improvements and shall police same properly.

    Tenant and/or Tenant's Contractors shall take commercially reasonable precautions to protect adjacent tenants, tenants on common air distribution systems, and common areas from airborne dust, dirt and contaminants, VOC's (volatile organic compounds such as paint thinner or varnish vapor) including, if necessary, isolating or otherwise protecting Landlord's central air distribution and return air systems and lobby and other common areas (including return air plenum) from entry of these potential contaminants. Tenant shall provide Landlord with not less than one business days notice of any work which may involve VOC's and other potentially hazardous or noxious materials.

    Tenant shall be responsible for paying the entire Cost of Improvements. Any improvements to or installations in the Premises desired by Tenant and approved by Landlord that are outside the scope of the Approved Plans and are therefore not part of the Tenant Improvements, including, without limitation, personal property and interior design elements, shall be furnished and installed by or on behalf of Tenant at Tenant's sole expense. All work performed by or on behalf of Tenant shall be subject to the provisions of Article 10 of the Lease, and Landlord may record and post at the Premises any and all notices of nonresponsibility reasonably deemed necessary by Landlord.

    Landlord shall provide Tenant with the Tenant Allowance. The Tenant Allowance shall be applied only to the hard costs of construction. Landlord shall disburse the Tenant Allowance, in proportion to the completion of the Tenant Improvements, within fifteen (15) days after satisfaction of the following conditions:

    (i) The Approved Plans shall have been completed and approved.

    (ii) Tenant shall have obtained and be in compliance with all applicable permits relating to construction of the Tenant Improvements.

    (iii) Tenant shall submit a request for payment to Landlord, certified as correct by Tenant, setting forth such information and accompanied by such supporting documentation as shall be reasonably requested by Landlord, which may include a copy of the Contractor's Application for Payment (AIA Form G-702) and accompanying documents, with the Schedule of Values and AIA Form G-703, showing which Tenant Improvements have been completed and paid for by Tenant, and unconditional lien waivers on forms specified by law from all subcontractors with respect to work covered by Contractor's Application for Payment.

    Tenant acknowledges that the provisions of Paragraph 11 of the Lease shall apply to the construction of the Tenant Improvements by Tenant.

    Except as provided in the Lease, existing improvements in the Premises, if any, may be used or incorporated in the Tenant Improvements on a strictly AS-IS and with all faults basis and without warranty of any kind, express or implied. Tenant shall not commence work until the Approved Plans are filed with the governmental agencies having jurisdiction thereof and all required building permits have been obtained.

    Commencing on the date Tenant enters the Premises for purposes of constructing the Tenant Improvements, Tenant shall reimburse Landlord for electrical usage within the Premises based upon Landlord's good faith, reasonable estimates of Tenant's usage. At Tenant's request Landlord shall provide to Tenant the basis of its estimate of such costs.

  GENERAL.

    Subject to any contrary provisions herein or in the Lease, all drawings, CAD drawings, space plans, plans and specifications for any improvements or installations in the Premises are expressly subject to Landlord's prior written approval, which approval shall not be unreasonably withheld. Any approval by Landlord or Landlord's architects or engineers of any drawings, plans or specifications prepared on behalf of Tenant shall not in any way bind Landlord or constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvement to which they relate, but such approval shall merely evidence the consent of Landlord to Tenant's drawings, plans or specifications. Upon completion of construction of the Tenant Improvements, Tenant shall deliver to Landlord two (2) complete sets of as-built drawings and CAD drawings of the Tenant Improvements, a copy of Tenant's HVAC balance report, a copy of all manufacturers' manuals, warranties and specifications, and a copy of signed permits.

    Any failure by Tenant to pay any amounts due hereunder shall have the same effect under the Lease as a failure to pay rent. Any such failure, or failure by Landlord or Tenant to perform any of its other obligations hereunder (within the applicable notice and cure periods under the Lease or this Construction Agreement, whichever are longer, with respect to a Default), shall constitute an event of default under Paragraph 18 of the Lease.

Exhibit D

SAMPLE FORM OF

OPENING/CLOSING CERTIFICATE

Re: ______________________

__________________, CA

This is to certify that _____________________________________________________

TENANT NAME

_________________ has opened/closed on ___________________________________.

DATE

Billing Address:	RENTABLE AREA
TENANT NAME	INITIAL BASE RENT: $
ADDRESS	TENANT'S SHARE percent ( %)
CITY, STATE, ZIP	LEASE COMMENCEMENT DATE
LEASE EXPIRATION DATE
ATTN:	RENTAL PAYMENT COMMENCEMENT DATE
PREPAID RENT RECEIVED
By: AUTHORIZED AGENT FOR TENANT	INSURANCE CERTIFICATE SUBMITTED (Y/N)
SECURITY DEPOSIT RECEIVED
PARKING SPACES
By: AUTHORIZED AGENT FOR LANDLORD

Exhibit E

SAMPLE FORM OF

TENANT ESTOPPEL CERTIFICATE

____________________________________________ ("Tenant") hereby certifies to ___________ as follows:

1. Attached hereto is a true, correct and complete copy of a lease dated _______________, 200_, between RNM Technology Drive, L.P. ("Landlord") and Tenant (the "Lease"), which demised premises located at ___________________, _____________ California (the "Property"). The Lease is now in full force and effect and has been amended, modified, supplemented, extended, renewed or assigned by and only by the following described agreements, copies of which are attached hereto (if none, so indicate), all of which (together with the Lease) are hereby ratified:

________________________________________________________________ ________________________________________________________________________________ ____________

2. The term of this Lease commenced on _________, 20__ and will expire on _______________, 20__.

3. Tenant has accepted and is now in possession of said premises.

4. Tenant and Landlord acknowledge that the Lease will be assigned to __________ and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of ____________________________________ is obtained, and that until further notice, payments under the Lease may continue as heretofore.

5. The amount of fixed monthly rent is $__________. Tenant is paying in full lease rental which has been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

6. The amount of security deposits (if any) is $____________. No other security deposits have been made.

7. All work required to be performed by Landlord or Tenant under the Lease has been performed, except for the following (if none, so indicate) ___________________________
______________________________________________________________________________

8. There are no defaults on the part of the Landlord or Tenant under the Lease, except for the following (if none, so indicate) _________________________________________
______________________________________________________________________________

9. Tenant has no defense as to its obligations under the Lease and claims no setoff or counterclaim against Landlord, except for the following (if none, so indicate) _______________
______________________________________________________________________________

10. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the Lease, except for the following (if none, so indicate) _________________________________________
______________________________________________________________________________

The foregoing certification is made with the knowledge that _______________________ is about to (fund a loan to) (purchase the Property from) Landlord and that said party is relying upon the representations herein made in (funding such loan) (making such purchase).

Dated: ___________, 20___.

Tenant:

By:

Its:

Exhibit F

RULES AND REGULATIONS

1. The sidewalks, passages, exits, entrances of the Building and the other Common Areas shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. Landlord retains the right to control and prevent access to the Common Areas of all persons whose presence in the judgement of the Landlord would be prejudicial to the safety of the Project and its tenants, or who it believes are engaged in illegal activities.

2. Except for signage authorized in the Lease, no sign, placard, picture, name, advertisement or notice visible from the exterior of the Building or Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building or in any area outside the Premises and any such sign, placard, picture, name, advertisement or notice may be removed by Landlord without notice to and at the expense of Tenant.

3. With the exception of typical catering and food warming activities, no cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters' Laboratory-approved portable equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, as shall the use of similarly-approved microwave ovens for personal use by Tenant's employees, provided that such use is in accordance with all applicable federal, state, and local laws, codes, ordinances, rules and regulations. Tenant's employees may prepare food items solely for their own personal consumption and for guests, and shall not prepare or sell, or permit to be prepared or sold, any consumable items whatsoever in the Premises or in the Building. In the event pest control is required within the Premises as a result of food preparation or other activities by Tenant, Tenant shall contract and pay for such services.

4. Landlord will initially furnish to Tenant, free of charge, two keys per lockset to the Premises, and Landlord may make a reasonable charge for additional keys. No additional locking devices shall be installed in the Premises by Tenant, nor shall any locking device be changed or altered in any respect without the prior written consent of Landlord. Landlord may make reasonable charge for any additional lock or any bolt (including labor) installed on any door of the Premises. All locks installed in the Premises shall be identified in writing to Landlord. The installation of such vaults, safes or other secured areas by Tenant will be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Premises and all access cards and I.D. cards, if any, to the Building.

5. Tenant shall not bring or permit to be brought into the Building any firearm.

6. Tenant shall use reasonable procedures to see that the doors of the Premises are closed and locked and that all water faucets, water apparatus, light switches, cooking facilities and office equipment (excluding office equipment required to be operative at all times) are shut off before Tenant or Tenant's employees leave the Premises, so as to prevent waste or damage. Tenant shall at all times comply with any rules or orders of the fire department or any other government agency with respect to ingress and egress.

7. The toilets, urinals, wash bowls and other restroom facilities shall not be used for any purpose other than that for which they are constructed, no foreign substance of any kind whatsoever shall be placed therein, and the expense of repairing any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant whose employees or invitees shall have caused it.

8. Tenant shall not install any radio or television antenna, loudspeaker, or other device on or about the Common Areas or the roof or exterior walls of the Building without Landlord's prior, written consent. No television, radio or other audio or visual apparatus shall be used in the Premises in such a manner as to cause a nuisance to any other Project tenant or to interfere with any frequencies used in connection with Building operations.

9. Canvassing, soliciting, peddling, or distribution by Tenant to other Project tenants or visitors of handbills or any other written material in the Project is prohibited, and Tenant shall not permit such activities by its employees or invitees. Tenant shall cooperate in reporting to Landlord any such activities of solicitors in the Building.

10. Tenant shall immediately, upon written request from Landlord (which request need not be in writing), reduce its lighting in the Premises for temporary periods designated by Landlord, when required in a temporary emergency situation caused by earthquake or other force majeure event to prevent overloading of the mechanical or electrical systems of the Building.

11. Tenant shall not place any load on the floors of the Premises or the Building exceeding the live load capacity thereof as determined by Landlord. Tenant shall not use electricity for lighting, machines or equipment in excess of the consumption load of the Premises as determined by Landlord. Except as permitted in accordance with the Lease, Tenant shall not alter any of the Building systems, including but not limited to heating, air conditioning, and other mechanical or electrical systems, without the prior written consent of Landlord.

12. Landlord reserves the right to exclude or expel from the Project any person who is, in the judgement of Landlord, intoxicated or under the influence of alcohol or other drug, or acting in a violent or disruptive manner, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building.

13. No animals of any kind shall be permitted at any time in the Premises or the Building, with the exception of guide animals for the handicapped employees or invitees of Tenant and except in connection with Tenant's permitted use of the Premises as expressly permitted by the Lease.

14. Any charges which Tenant is obligated by these Rules to pay shall be deemed additional rent under the Lease, and should Tenant fail to pay the same within ten (10) days after written demand, such failure shall be treated as a default by Tenant to pay rent as due under the Lease.

15. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building. All waivers shall be one time waivers only unless in writing and specifically providing to the contrary.

16. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of Tenant's Lease or any other lease of premises in the Project. In the event of any conflict between the terms of these Rules and Regulations and the terms of any lease in the Building, the terms of the Lease shall prevail.

17. Landlord reserves the right to make such other reasonable rules and regulations, or to amend or repeal these Rules and Regulations, as in its judgement may from time to time be needed for the safety, care and cleanliness of the Project and for the preservation of good order therein.

18. Tenant shall be responsible for the observance of all of the foregoing rules and regulations by Tenant's employees, agents, contractors, clients, customers, invitees and guests. Tenant shall cooperate with Landlord's educational programs for Landlord's policies and procedures with regard to fire and life safety, earthquakes and any other emergency or evacuation procedures of which Landlord shall notify Tenant from time to time.

Exhibit G

LIST OF HAZARDOUS MATERIALS